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                                                                 EXHIBIT 10.11




November 12, 1996



Mr. Mark Dobbins
207 Country Club Drive
Greensboro, NC  27408

Dear Mark:

This will confirm the offer of employment for the position of Vice President of Human Resources. The offer is effective November 18, 1996.

Following is a synopsis of the details we discussed:

BASE SALARY:            $11,460/month (Subject to review 6/1/97 and 12/1/97)

BONUS:                  A sign-on bonus of one month's salary

INCENTIVE BONUS:        Eligibility under the RBX annual incentive plan for
                        1997.

RETIREMENT:             Eligibility under the RBX Pension Plan and 401 (K)
                        Savings Plan.

VACATION:               Two (2) weeks vacation in 1997; four (4) weeks each
                        year thereafter.

HEALTH/LIFE/LTD :       Per RBX Plans - See Attached.  (90-day waiting
                        period waived)

RELOCATION:             See Attached.
                        Relocation expenses will be grossed up for tax purposes.
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Page 2
Mark Dobbins
November 12, 1996





SEVERANCE:              If your employment is terminated by the Company for
                        any reason other than cause during the first three (3) years of your employment, you will receive 6 (six) months severance pay.

As we discussed, I will propose to the Board that you be considered for the RBX Incentive Stock Option Plan.

If you have any questions, please let me know. I am excited about you joining our management team and know that you can make a major contribution.

Sincerely,



Frank H. Roland

FHR/lkb
Enc.


                                                      ------------------------
                                                               Accepted